Page 13
                                                                       Exhibit 3
State of Delaware
Office of the Secretary of State



I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "NATIONAL SERVICE INDUSTRIES, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF DECEMBER, A.D. 1997, AT 2:01 O'CLOCK P.M.





                                             /s/ Edward J. Freel
                                      Edward J. Freel, Secretary of State


0241713  8100                   AUTHENTICATION:           8821062

971434194                                 DATE:           12-18-97

Page 14
                                                                       Exhibit 3

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        NATIONAL SERVICE INDUSTRIES, INC.


     This Restated Certificate of Incorporation of National Service Industries, Inc. (the "Corporation") was duly approved by the Board of Directors of the Corporation and only restates and integrates but does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented; and there is no discrepancy between these amended and supplemented provisions and the provisions of the Restated Certificate of Incorporation set forth below except as permitted by Section 245 of the General Corporation Law. The Corporation was incorporated under the name National Linen Service Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 20, 1928.

FIRST:

     The name of the Corporation is and shall be

                        NATIONAL SERVICE INDUSTRIES, INC.
SECOND:

     The registered office of the Corporation in the State of Delaware is and shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Corporation's registered agent at that location is The Corporation Trust Company.

THIRD:

     The nature of the business, or objects, or purposes to be transacted, promoted, or carried on, are:

     To operate at wholesale or retail a linen supply and to provide the rental service for users of towels, aprons, jackets, overalls, sheets, napkins, table cloths, and linens of all kind; to carry on the business of a steam and general laundry for the purpose of washing, cleaning, purifying, scouring, bleaching, wringing, drying, ironing, dyeing, coloring, disinfecting, renovating, and preparing for use linens of all kinds and other articles to be rented to users; to buy, sell, hire, manufacture, repair, let, alter, improve, treat, and deal in all apparatus, machines, materials, and articles of all kinds which are capable of being used for any such purpose.

                                                                         Page 15
                                                                       Exhibit 3

     To manufacture, purchase, or otherwise acquire, own, mortgage, pledge, sell, assign, and transfer, or otherwise dispose of, and to invest, trade, deal in and deal with, goods, wares and merchandise, and real and personal property of every class and description.

     To acquire, and pay for in cash, stocks, or bonds of the Corporation, or otherwise, the good-will, rights, assets, and property, and to undertake to assume the whole or any part of the obligations or liabilities of any person, firm, association, or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of the Corporation.

     To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of shares of the capital stock of, or any bonds, securities, or evidence of indebtedness created by, any other corporation or corporations organized under the laws of this state or any other state, country, nation, or government, and while the owner thereof to exercise all the rights, powers, and privileges of ownership.

     To issue bonds, debentures, or obligations of the Corporation, from time to time, for any of the objects or purposes of the Corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise.

     To purchase, hold, sell, and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly.

     To have one or more offices, to carry on all or any of its operations and business without restriction or limit as to amount, and to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories, or Colonies of the United States and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony, or Country.

Page 16
                                                                       Exhibit 3

     In general, to carry on any other business in connection with the foregoing, whether manufacturing or otherwise, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act hereinafter referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation.

FOURTH:

     (A) The total number of shares of stock which the Corporation shall have authority to issue is 81,000,000.

     (B) Of such stock, 80,000,000 shares shall be Common Stock of the par value of $1.00 each, amounting in the aggregate to $80,000,000.

     (C) Of such stock, 1,000,000 shares shall be No Par Preferred Stock which may be issued from time to time, by the Board of Directors, in one or more series. All shares of a series shall be of equal rank and shall be identical, but the shares of different series need not be of equal rank and need not be identical. The Board of Directors hereby is authorized to cause shares of Serial Preferred Stock to be issued in one or more series and with respect to each such series prior to issuance to fix:

     (1) voting rights.

     (2) The designation of the series, which may be distinguished by number, letter, or title.

     (3) The number of shares, which number the Board of Directors may increase or decrease.

     (4) The annual dividend rate.

     (5) The dates at which dividends, if declared, shall be payable, and the dates from which such dividends shall be cumulative, if at all.

                                                                         Page 17
                                                                       Exhibit 3

     (6) The terms and amount of the sinking fund, if any, provided for the purchase or redemption of shares.

     (7) The redemption rights and price or prices, if any, for shares.

     (8) The amounts payable and priorities of shares in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation.

     (9) The number of shares of Common Stock into which such Preferred Stock is convertible, if any, the conversion price or prices, and all other terms and conditions upon which such conversion may be made, if at all.

Designation, Preferences, and Rights of Series A Participating Preferred Stock

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Preferred Stock," which shall have a stated value of $0.05 per share, and the number of shares constituting such series shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     Section 2. Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock in preference to the holders of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of October, January, April and July in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00, or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the

Page 18
                                                                       Exhibit 3

outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after May 1, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A
Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                                                                         Page 19
                                                                       Exhibit 3

     Section 3. Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation; provided, however, that with regard to any election for the Corporation's Board of Directors (except as provided for in paragraph (C) of this Section 3), the maximum number of votes for the election of directors exercised by shares of Preferred Stock (including the Series A Participating Preferred Stock) shall not exceed the number of votes for the election of directors represented by authorized and issued shares of Common Stock entitled to vote less one, and the number of votes for the election of directors exercised by shares of Preferred Stock (including the Series A Participating Preferred Stock) shall be reduced as necessary on a pro-rata basis to effectuate this result.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (C) (i) If at any time dividends on any Series A Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

         (ii) During any default period, such voting right of the holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C)or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if, any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders

Page 20
                                                                       Exhibit 3

of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

         (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Corporate Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

         (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their

                                                                         Page 21
                                                                       Exhibit 3

successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

         (v) In any default period, the total number of Directors on the Board of Directors shall not be less than five (5) Directors.

         (vi) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred
Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this
Section 3 (such number being subject, however to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

     (D) Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

Page 22
                                                                       Exhibit 3

         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

         (iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Conversion Rights.

     (A) Subject to the provision for adjustment hereinafter set forth, each one one-thousandth of a share of Series A Participating Preferred Stock shall, for a period of 90 days after issuance, be convertible at the option of the respective holders thereof, at the office of the Corporation and at such other place or places, if any, as the Board of Directors may determine, without the payment of further consideration, into one (1) share of Common Stock of the Corporation.

     (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding common Stock into a smaller number of shares, then in each such case the one (1) share of Common Stock into which each one one-thousandth of a share

                                                                         Page 23
                                                                       Exhibit 3

of Series A Participating Preferred Stock shall be convertible shall be adjusted by multiplying such share by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (C) At such  times as the  conversion  rights  are  exercised  for Series A
Participating Preferred Stock, the Corporation shall, to the extent that unreserved authorized and unissued or treasury shares of Common Stock are available, reserve sufficient shares of Common Stock to permit the conversion of such Series A Participating Preferred Stock into Common Stock. In the event that sufficient unreserved authorized and unissued or treasury shares of Common Stock are not available to permit such reservation and conversion, the Corporation shall use reasonable efforts to obtain shareholder approval of an increase in the number of authorized shares of Common Stock to permit the aforementioned reservation and conversion of Series A Participating Preferred Stock into Common Stock.

     Section 6. Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 7. Liquidation, Dissolution or Winding Up.

     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received, per share, the greater of 1,000 times the exercise price per Right or 1,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph
(C)  below  to  reflect  such  events  as  stock  splits,  stock  dividends  and

Page 24
                                                                       Exhibit 3

recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to l,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                                                                         Page 25
                                                                       Exhibit 3

     Section 9. Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

     Section 10. Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 11. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of Series A Participating Preferred Stock voting separately as a class.

     Section 12. Fractional-Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

FIFTH:

     The amount of capital with which the Corporation will commence business is ten (10) shares of common stock which shares are without nominal or par value.

SIXTH:

     The Corporation is to have perpetual existence.

SEVENTH:

     The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

Page 26
                                                                       Exhibit 3

EIGHTH:

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     To make and alter the by-laws of the Corporation, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book, or document of the Corporation except as conferred by statute, unless authorized by a resolution of the stockholders or Directors.

     By resolution or resolutions, passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     Pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, having voting power, given at a stockholders' meeting duly called for that purpose, the Board of Directors shall have power and authority at any meeting to sell, lease, or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deem expedient and for the best interest of the Corporation.

     The Corporation may in its by-laws confer powers upon its Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

                                                                         Page 27
                                                                       Exhibit 3

     Both stockholders and Directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of the Corporation (subject to the provisions of the statutes) outside of the State of Delaware, at such places as may be, from time to time, designated by the Board of Directors. Except as otherwise provided in this Restated Certificate of Incorporation, no action may be taken by the stockholders, including, without limitation, amendment of this Restated Certificate or of the by-laws, except at a meeting duly called in accordance with the by-laws.

NINTH:

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH:

     This Restated Certificate of Incorporation only restates and integrates but does not further amend the provisions of the Corporation's Certificate of Incorporation, as heretofore amended, and there are no discrepancies between the provisions of the Certificate of Incorporation as heretofore amended and the provisions hereof.

ELEVENTH:

     This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation on December 17, 1997 pursuant to the provisions of Chapter I, Subchapter VIII, Section 245, of the General Corporation Law of Delaware, as amended.

TWELFTH:

     (A) In addition to any approval of the Board of Directors or any stockholder vote or consent required by the laws of the State of Delaware or any other provision of this Restated Certificate of Incorporation or otherwise, the affirmative vote or consent of the holders of two-thirds of the shares of the stock of the Corporation entitled to vote in elections of directors shall be required to authorize, adopt, or approve a Covered Transaction; however, the provisions of this Article Twelfth shall not apply to any Covered Transaction referred to in this Article Twelfth with any Interested Person if (1) the Board of Directors of the Corporation has approved a memorandum of understanding with

Page 28
                                                                       Exhibit 3

such other Interested Person with respect to such transaction prior to the time that such Interested Person shall have become a beneficial owner of five percent (5%) or more of the shares of stock entitled to vote in elections of directors, or thereafter (2) if such Covered Transaction is otherwise approved by the Board of Directors of the Corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time that such Interested Person shall have become a beneficial owner of five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

     (B) For the purposes of this Article Twelfth:

         (1) "Affiliate" and "associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and
Regulations under the Securities Exchange Act of 1934, as amended, as in effect on November 1, 1977.

         (2) A person shall be the "beneficial owner" and "beneficially owns" shares of stock of the Corporation (other than shares of the Corporation's stock held in its treasury) (a) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not,
(b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement, or understanding for the purposes of acquiring, holding, voting, or disposing of securities of the Corporation.
         (3) "Covered Transaction" is

                  (a) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

                  (b) any sale, lease, or other disposition of all or any substantial part of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash or securities or both;

                  (c) any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion, or by contract) to an Interested Person in consideration for or in exchange of any securities or other property (including cash); or

                  (d) the liquidation of the Corporation.

                                                                         Page 29
                                                                       Exhibit 3

         (4) "Interested Person" is any person which, as of the record date for the determination of stockholders entitled to notice of any Covered Transaction and to vote thereon or consent thereon, or as of the date of any such vote or consent, or immediately prior to the consummation of any Covered Transaction, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

         (5) "Person" is any individual, partnership, or corporation or other entity.

         (6) "Subsidiary of the Corporation" is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

     (C) No amendment to this Restated Certificate of Incorporation shall amend, alter, change, or repeal any of the provisions of this Article Twelfth unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of two-thirds of the shares of stock of the Corporation entitled to vote in elections of directors.

THIRTEENTH:

     (A) In addition to any approval of the Board of Directors or any stockholder vote or consent required by the laws of the State of Delaware or any other provision of this Restated Certificate of Incorporation or otherwise, there shall be required for the approval, adoption, or authorization of a Business Combination with an Interested Person the affirmative vote or consent of the holders of a majority of the shares of stock of the Corporation entitled to vote in elections of directors considered separately for the purposes of this Article Thirteenth, which are not beneficially owned, directly or indirectly, by such Interested Person; provided, however, that said majority voting requirements shall not be applicable if all of the conditions specified in subparagraphs (1) and (2) below are met or if all of the conditions specified in subparagraph (3) are met:

          (1) The consideration to be received per share in such Business Combination by holders of the stock of the Corporation is payable in cash or Acceptable Securities, or a combination of both, and the Acceptable Securities (plus the cash, if any) have a fair market value per share of the Corporation's stock of not less than either:

Page 30
                                                                       Exhibit 3

                  (a) the highest price (including the highest per share brokerage commissions, transfer tax, and soliciting dealers fees) paid by said Interested Person in acquiring any of the Corporation's stock; or

                  (b) a price per share obtained by multiplying the aggregate earnings per share of stock of the Corporation (appropriately adjusted for any subdivision of shares, stock dividend, or combination of shares during the period) for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes or consents on such Business
Combination by the figure obtained by dividing the highest per share price (including the highest per share brokerage commissions, transfer tax, and soliciting dealers fees) paid by such Interested Person acquiring any of the Corporation's stock by the aggregate earnings per share of the Corporation for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of five percent (5%) or more of the stock of the Corporation entitled to vote in elections of directors.

                           If any  securities  were issued by an Interested
Person in exchange for stock of the Corporation prior to the proposed Business Combination, the fair market value of said securities at the time of issue shall be used in determining the per share price paid for said stock.

         (2) After the Interested Person has become the beneficial owner of five percent (5%) or more of the stock of the Corporation entitled to vote in the election of directors and prior to the consummation of such Business Combination, there shall have been no reduction in the rate of dividends payable on the Corporation's stock which would result in a quarterly dividend rate per share which is less than the average quarterly dividend rate per share for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of five percent (5%) or more of the stock of the Corporation unless such reduction in the rate of dividends has been approved by the Board of Directors of the Corporation and a majority of the members of the Board of Directors approving such reduction were duly elected and acting members of the Board of Directors prior to the time that such Interested Person shall have become a beneficial owner of five percent (5%) or more of the shares of the Corporation. For the purposes of this paragraph, "quarterly dividend rate per share" for any quarterly dividend shall be equal to the percentage said quarterly dividend per share bears to the earnings per share for the four full fiscal quarters immediately preceding the declaration of said quarterly dividend.

                                                                         Page 31
                                                                       Exhibit 3

         (3) The Board of Directors of the Corporation has approved a memorandum of understanding with such other Interested Person with respect to such Business Combination prior to the time that such Interested Person shall have become a beneficial owner of five percent (5%) or more of the shares of stock entitled to vote in elections of directors, or thereafter if such Business Combination is otherwise approved by the Board of Directors of the Corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time that such Interested Person shall have become a beneficial owner of five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

     (B) For the purposes of this Article Thirteenth:

         (1) "Affiliate" and "associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on November 1, 1977.
         (2) A person shall be the "beneficial owner" and "beneficially owns" shares of stock of the Corporation (other than shares of the Corporation's stock held in its treasury) (a) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not,
(b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants, or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of securities of the Corporation.
         (3)      "Business Combination" is

                  (a) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

Page 32
                                                                       Exhibit 3

                  (b) any sale, lease, or other disposition of all or any substantial part of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash or securities or both;

                  (c) any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion, or by contract) to an Interested Person in consideration for or in exchange of any securities or other property (including cash);

         (4) "Acceptable Securities" shall mean (a) securities of the same class or series, with the same rights, powers, and benefits and of the same denomination, term, and interest, or dividend, if any, as the securities issued and delivered by the Interested Person in exchange for the majority of the stock of the Corporation acquired by the Interested Person or (b) the class of common stock of the Interested Person which is beneficially owned by the most persons.

         (5) "Interested Person" is any person which, as of the record date for the determination of stockholders entitled to notice of any Business Combination and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of any Business Combination, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

         (6) "Person" is an individual, partnership, corporation, or other entity.

         (7) "Subsidiary of the Corporation" is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

     (C) No amendment to this Restated Certificate of Incorporation shall amend, alter, change, or repeal any of the provisions of this Article Thirteenth unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of a majority of the shares of stock of the Corporation entitled to vote in elections of directors which are not beneficially owned, directly or indirectly, by any person which would be an Interested Person if the vote or consent on such amendment were a vote or consent on a Business Combination.

                                                                         Page 33
                                                                       Exhibit 3

FOURTEENTH:

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

FIFTEENTH:

     (A) Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that except as provided in paragraph (B) hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in

Page 34
                                                                       Exhibit 3

connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The right to indemnification conferred in this Article shall arise only with respect to conduct subsequent to the date this Article becomes effective.

     (B) If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (C) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or

                                                                         Page 35
                                                                       Exhibit 3

hereafter  acquire under any statute,  provision of the Restated  Certificate of
Incorporation,   by-law,  agreement,  vote  of  stockholders,  or  disinterested directors, or otherwise.

     (D) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, Partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

     (E) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Page 36
                                                                       Exhibit 3

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates but does not further amend the provisions of the Corporation's Certificate of Incorporation, as theretofore amended or supplemented, having been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, has been executed this 17th day of December, 1997.


                           NATIONAL SERVICE INDUSTRIES, INC.


                           By:     /s/ James S. Balloun
                           Name:   James S. Balloun
                           Title:  Chairman of the Board
                                   President & Chief Executive Officer